                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               CEDAR TOWNFAIR, LLC

         This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of CEDAR TOWNFAIR, LLC (the "Company"), is entered into between Cedar Shopping Centers Partnership, L.P., as the sole equity member (the "Member") and Frank Ullman as the Special Member ("Special Member). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

         The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101, et seq.), as amended from time to time (the "Act"), and the Member hereby agrees as follows:

Section 1.     Name.

         The name of the limited liability company formed hereby is Cedar Townfair, LLC.

Section 2.     Principal Business Office.

         The principal business office of the Company shall be located at 44 South Bayles Avenue, Port Washington, New York 11050 or such other location as may hereafter be determined by the Member.

Section 3.     Registered Office.

         The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

Section 4.     Registered Agent.

         The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

Section 5.     Members.

         (a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

         (b) The Member may act by written consent.

         (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22 or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), the person acting as the Special Member shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to
Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person action as Special Member shall execute a counterpart to this Agreement.

Section 6.     Certificates.

         Brenda Walker, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Pennsylvania and in any other jurisdiction in which the Company may wish to conduct business.

         The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.     Purposes.

         (a) The purpose to be conducted or promoted by the Company shall be limited to the following activities:

               (i) owning the property known as Townfair Center, as more particularly described in Schedule C attached hereto (the "Land"), together with all buildings, improvements, appurtenances, fixtures, equipment and personal property attached or pertaining to the Land and such buildings (collectively, the "Property"); and

               (ii) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements).

         (b) Notwithstanding the provisions of paragraph (a) of this Section 7, the Company shall not take any action that, under the terms of the limited partnership agreement of the Principal, requires the prior consent of the general partner of the Principal, unless the required consent of the general partner of the Principal has been obtained in accordance with the terms thereof.

Section 8.     Powers.

         Subject to Section 7(b), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.     Management.

         (a) In accordance with Section 18-402 of the Act, and subject to the terms of this Section 9, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company. Any delegation of authority by the Member pursuant to this Section 9 or Section 10 hereof may be revoked at any time by the Member.

         (b) Board of Directors. The Member may elect, from time to time, as the Member deems advisable, that the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. The Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors. The initial number of Directors shall be two (2). Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.

         (c) Powers. Subject to Section 7(b), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.

         (d) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each member of the Board by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the members of the Board.

         (e) Quorum: Acts of the Board. At all meetings of the Board, a majority of the members of the Board shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the members of the Board present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the members of the Board present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

         (f) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

         (g) Committees of Directors.

                  (i) The Board may, by resolution passed by a majority of the members of the Board, designate one or more committees, each committee to consist of one or more of the members of the Board of the Company. The Board may designate one or more members of the Board as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         (h) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         (i) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

         (j) Directors as Agents. To the extent of their powers set forth in this Agreement, the members of the Board are agents of the Company for the purpose of the Company's business, and the actions of the members of the Board taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

         (k) Limitations on the Company's Activities. The Member shall not, so long as the loan secured by the Mortgage (the "Loan") remains outstanding and not repaid in full, amend, alter, change or repeal any provision, schedule of definition of this Agreement to the extent such amendment, alteration, change or repeal would change the Company's status as a special purpose entity. So long as the Loan remains outstanding and not repaid in full, the Company shall not: (i) incur, create or assume any indebtedness other than the Loan; (ii) make or permit to remain outstanding any loan or advances to, or own or acquire any stock or securities of any Person; (iii) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interest other than such activities as are expressly permitted in the loan document evidencing or securing the Loan ("Loan Documents"); or (iv) without the prior unanimous consent of the Member and the Board, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

Section 10.    Officers.

         (a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule E hereto.

         (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in
Section 10(c).

         (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and the actions of the Officers taken in accordance with such powers shall bind the Company.

         (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 11.    Limited Liability.

         Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Director of the Company.

Section 12.    Capital Contributions.

         The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.

Section 13.    Additional Contributions.

         The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 13, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 14.    Allocation of Profits and Losses.

         The Company's profits and losses shall be allocated to the Member.

Section 15.    Distributions.

         Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

Section 16.    Books and Records.

         The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 17.    Reports.

         (a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                  (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

                  (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

         (b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                  (i)      a balance sheet of the Company;

                  (ii) an income statement of the Company for such fiscal year; and

                  (iii)    a statement of the Member's capital account.

         (c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 18.    Other Business.

         The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 19.    Exculpation and Indemnification.

         (a) Neither the Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof, and provided further, that so long as the Loan is outstanding, no indemnity payment from funds of the Company (as distinct from other sources, such as insurance) of the indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Loan Documents.

         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

         (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

         (f) The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

Section 20.    Assignments.

         The Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 21.    Resignation.

         If the Member shall resign pursuant to this Section 21, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 22.    Admission of Additional Members.

         One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

Section 23.    Dissolution.

         (a) Subject to Section 9(k), the Company shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (x) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (y) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

         (b) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

         (c) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

         (d) Notwithstanding any other provision of this Agreement, the bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or Special Member to cease to be a member of the Company.

Section 24.    Waiver of Partition; Nature of Interest.

         Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.

Section 25.    Benefits of Agreement; No Third-Party Rights.

         None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 26.    Severability of Provisions.

         Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 27.    Entire Agreement.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 28.    Binding Agreement.

         Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member and is enforceable against the Member in accordance with its terms.

Section 29.    Governing Law.

         This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 30.    Amendments.

         This Agreement may be modified, altered, supplemented, amended or repealed pursuant to a written agreement executed and delivered by the Member.

Section 31.    Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32.    Notices.

         Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 33.    Effectiveness.

         Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on February 10, 2004.

Section 34.    SPE Provisions.

         For so long as the Mortgage exists on any portion of the Property, in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this Agreement, the Company shall satisfy all of the following requirements:

         (a) it conducts its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those others are concerned, and particularly uses its best efforts to avoid the appearance of conducting business on behalf of any Affiliate or that its assets are available to pay the creditors of any Affiliate. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, are all made solely in its name;

         (b) it maintains its records and books of account separate from those of its Affilities;

         (c) it obtains proper authorization required by any Requirement of Law (as defined in the Loan Agreement executed on even date with the Mortgage) of all action requiring such authorization;

         (d) it obtains proper authorization from its shareholders, partners, or members, as the case may be, of all action requiring such approval;

         (e) it pays its Operating Expenses (as defined in the Loan Agreement) and liabilities from its own funds;

         (f) its Financial Statement (as defined in the Loan Agreement) discloses the effects of its transactions in accordance with GAAP, and disclose that its assets are not available to pay creditors of any Affiliate;

         (g) its resolutions, agreements and other instruments authorizing and underlying the transactions described in the Loan Agreement and in the Loan Documents (as defined in the Loan Agreement) are maintained by it as its official records, separately identified and held apart from the records of any Affiliate;

         (h) it maintains an arm's length relationship with its Affiliates, and does not hold itself out as being liable for the debts of any Affiliate;

         (i) it keeps its assets and its liabilities wholly separate from those all other entities, including, but not limited to, its Affiliates except, in each case, as contemplated by the Loan Documents; and

         (j) its sole assets are the Property, and the Intangible Personalty, Rents and Profits (each as defined in the Loan Agreement).



                             [SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 4th day of February, 2004.


                                    MEMBER:

                                    CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.

                                    By:  CEDAR SHOPPING CENTERS, INC.,
                                         its general partner


                                    By:  ______________________________
                                         Name:  Leo S. Ullman
                                         Title: President



                                    SPECIAL MEMBER



                                    _________________________________
                                    Frank Ullman

                                   SCHEDULE A

                                   Definitions
A.       Definitions

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

         "Act" has the meaning set forth in the preamble to this Agreement.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

         "Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

         "Board" or "Board of Directors" means the board of directors of the Company.

         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2004, as amended or amended and restated from time to time.

         "Company" means Cedar Townfair, LLC, a Delaware limited liability company.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Persons" has the meaning set forth in Section 19(a).

         "Directors" means the Persons elected to the Board of Directors from time to time by the Member, in their capacity as managers of the Company. Each Director is hereby designated a "manager" of the Company within the meaning of
Section 18-101(10) of the Act.

         "Member" means Cedar Shopping Centers Partnership, L.P., as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

         "Mortgage" means an Open-End Mortgage, Assignment of Leases and Rents and Security Agreement originally among Townfair Center Associates, a Pennsylvania general partnership (the "Borrower") and Patrician Financial Company Limited Partnership, a Massachusetts limited partnership, dated as of the 13th day of February 1998, and recorded on the 17th day of February 1998 in Volume 571 at Page 247 among the records of Indiana County, State of Pennsylvania, securing the payment of a Promissory Note dated February 13, 1998, in the original principal amount of Ten Million Seven Hundred Thousand and No/100 Dollars ($10,700,000.00) made by the Borrower, payable to the order of Patrician Financial Company Limited Partnership, a Massachusetts limited partnership, and creating a first lien on the Property.

         "Officer" means an officer of the Company described in Section 10.

         "Officer's Certificate" means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

         "Principal" means Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership.

B.       Rules of Construction

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member

------------------------------ ------------------------------------ ---------------------------- ----------------------
                                                                          Agreed Value of             Membership
            Name                         Mailing Address               Capital Contribution            Interest
            ----                         ---------------               --------------------            --------
------------------------------ ------------------------------------ ---------------------------- ----------------------
   Cedar Shopping Centers            44 South Bayles Avenue                   $10,000                    100%
      Partnership, L.P.             Port Washington, NY 11050
------------------------------ ------------------------------------ ---------------------------- ----------------------

                                   SCHEDULE C

                                 TOWNFAIR CENTER
                        LEGAL DESCRIPTION OF FEE PROPERTY

                                   SCHEDULE D



     DIRECTORS
     ---------

1. Leo S. Ullman

2. Brenda J. Walker

                                   SCHEDULE E


OFFICERS                                    TITLE
--------                                    -----

Leo S. Ullman                               President


Brenda J. Walker                            Vice President and Treasurer


Stuart H. Widowski                          Secretary